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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2004

HERBST GAMING, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-71044 (Commission File Number)	88-0446145 (IRS Employer Identification No.)
3440 West Russell Road, Las Vegas, NV 89118 (Address of principal executive offices)
Registrant's telephone number, including area code: (702) 889-7695
Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/
/    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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/    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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/    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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/    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

        The information contained in this 8-K, including the exhibits herewith, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise incorporated by reference in any filing pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the information in this report, including the exhibits furnished herewith, is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information.

Grace Acquisition

        On July 20, 2004, we entered into definitive purchase agreements to purchase assets consisting of three casinos from Grace Entertainment, Inc. for an aggregate cash purchase price of approximately $287.5 million (the "Grace Acquisition"). The Grace assets consist of the Lakeside Casino Resort in Osceola, Iowa, the Mark Twain Casino in LaGrange, Missouri, and the St. Jo Frontier Casino in St. Joseph, Missouri. We will use the proceeds from our previously announced senior subordinated note offering along with borrowings under our amended and restated credit facility to fund the purchase price of the Grace Acquisition. Closing of the Grace Acquisition is conditioned upon, among other things, our obtaining all applicable governmental and regulatory approvals, including approvals from the Iowa Racing and Gaming Commission and the Missouri Gaming Commission. We filed our applications for gaming licenses in Iowa on October 7, 2004 and in Missouri on August 20, 2004 and anticipate closing the acquisition of the three properties by the end of the first quarter of 2005.

Adjusted Net Income

        For the twelve months ended June 30, 2004, on a pro forma basis after giving effect to the Grace Acquisition, we generated adjusted net income of $40.6 million. For the twelve months ended June 30, 2004, not giving effect to the Grace Acquisition, we generated adjusted net income of $15.2 million.

        Adjusted net income is a supplemental measure of our performance that is not required by, or presented in accordance with, generally accepted accounting principles. Adjusted net income is not a measurement of our financial performance under generally accepted accounting principles and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with generally accepted accounting principles, or as an alternative to cash flow from operating activities as a measure of our liquidity.

        Adjusted net income consists of net income (loss) for the twelve months ended June 30, 2004 plus costs of $38.3 million related to the write-off of unamortized loan fees and premium paid to retire debt. Adjusted net income is presented because we believe it more accurately allows operating performance comparisons from period to period.

Indebtedness

        Assuming we had incurred all indebtedness contemplated by the Grace Acquisition as of the date and for the period specified below, we would have had a significant amount of indebtedness. The following chart shows certain important statistics and is presented on a pro forma basis for the Grace

Acquisition and on an as adjusted basis for the recently announced offering of our senior subordinated notes and the incurrence of related indebtedness under our amended credit facility.

	Pro Forma As Adjusted as of and for the Twelve Months ended June 30, 2004
	(in thousands, except ratio)
Long-term debt, including current portion	$554,819
Stockholders' deficiency	$(43,641)
Ratio of earnings to fixed charges	2.1	x

Business Line Diversification

        The Grace Acquisition provides us with business diversification because our revenues will be further diversified across our two business segments, route and casino. Prior to the Grace Acquisition, for the twelve months ended June 30, 2004, approximately 24% of our revenues were derived from our casino operations and on a pro forma basis after giving effect to the Grace Acquisition, approximately 43% of revenues would have been derived from our casino operations.

Route Operations

        Through the acquisition of the slot route business of Anchor Coin in February 2003 and organic growth, we have grown route EBITDA to $54.9 million in the twelve months ended June 30, 2004. Route operating income has grown to $35.1 million in the twelve months ended June 30, 2004.

Casino Operations

        We have grown casino EBITDA to $19.6 million in the twelve months ended June 30, 2004. Casino operating income for the existing casinos has grown to $13.6 million in the twelve months ended June 30, 2004.

        On a pro forma basis after giving effect to the Grace Acquisition, casino EBITDA would have been $68.5 million in the twelve months ended June 30, 2004. On a pro forma basis after giving effect to the Grace Acquisition, casino operating income would have been $57.3 million in the twelve months ended June 30, 2004.

Consolidated Operations

        For the twelve months ended June 30, 2004, on a pro forma basis after giving effect to the Grace Acquisition, we generated net revenues of $461.8 million, Consolidated EBITDA of $108.1 million and net income of $2.3 million. For the twelve months ended June 30, 2004, not giving effect to the Grace Acquisition, we generated net revenues of $345.1 million, Consolidated EBITDA of $64.4 million and a net loss of $23.0 million.

        See Exhibit 99.1 for a discussion of EBITDA, certain limitations of EBITDA as a financial measure and for a reconciliation of Consolidated EBITDA to consolidated net income.

New Parking Structure and Casino Expansion at Terrible's Hotel & Casino

        We plan to begin construction of a three-level, 450-space parking structure, a casino expansion and general property renovation at Terrible's Hotel & Casino in Las Vegas in spring 2005 at a cost of between approximately $15.0 to $20.0 million. Completion of the project is expected in late 2005. The casino expansion will add approximately 200 slot machines to the casino floor.

Contractual Obligations

        The following table summarizes our contractual obligations as of June 30, 2004, pro forma and as adjusted for our recently announced offering of our senior subordinated notes, the Grace Acquisition and the amended credit facility.

	Payments Due by Period (Pro Forma As Adjusted)(1)
	Total	Less than 1 year	1-3 years	4-5 years	After 5 years
	(in thousands)
Contractual Obligations:
Long-term debt	$554,819	$1,154	$24,680	$77,624	$451,361
Operating leases(1)	288,771	75,434	119,479	63,575	30,283

Total contractual cash obligations	$843,590	$76,588	$144,159	$141,199	$481,644

(1)
Does not reflect the recent extensions of the Vons and Safeway slot route contracts, which were each extended to 2011 effective October 26, 2004.

Appointment of New Director

        We expect to appoint an independent director to our board of directors by November 12, 2004.

Unaudited Pro Forma Condensed Combined Financial Statements

        Exhibit 99.2 contains financial data giving pro forma effect to the Grace Acquisition.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)   Exhibits

  99.1
  Non-GAAP Financial Measures

  99.2
  Unaudited Pro Forma Condensed Combined Financial Statements

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERBST GAMING, INC.
Date: November 5, 2004	By:	/s/ MARY E. HIGGINS Mary E. Higgins Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Non-GAAP Financial Measures
99.2	Unaudited Pro Forma Condensed Combined Financial Statements

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SIGNATURES
EXHIBIT INDEX